Exhibit 11.1
Maxim Pharmaceuticals, Inc.
Statement Regarding Computation of Loss Per Share

                                                           Year Ended September 30
                                           ----------------------------------------------------
                                                                          1996
                                                        ---------------------------------------
                                                         Prior to
                                                         Effective     Subsequent      Total
                                           1995         Date of IPO      To IPO       For Year      1997
                                           ----         -----------    ----------     --------      ----
                                                        (10/1/95 -     (7/11/96 -
                                                          7/10/96)      9/30/96)
Weighted average shares
  outstanding excluding common
  shares issued in accordance with
  SAB 83                                  438,229         438,229       6,671,237                 6,671,237

Number of common shares issued
  and stock options and warrants
  granted in accordance with
  SAB 83                                2,668,374       2,668,374

Convertible preferred stock               102,866         102,866
                                       ----------      ----------       ---------   ---------    ----------
Total shares outstanding                3,209,469       3,209,469       6,671,237   4,074,961     6,671,237
                                       ----------      ----------       ---------   ---------    ----------
                                       ----------      ----------       ---------   ---------    ----------

Net income (loss)                      (2,790,122)     (2,378,298)      1,544,810    (833,488)   (6,895,149)

Net loss per share                         ($0.87)                                     ($0.20)       ($1.03)
